Exhibit 99.2

TetraLogic Announces Pricing of $25 million Public Offering

MALVERN, PA., May 1, 2015 — TetraLogic Pharmaceuticals Corporation (NASDAQ: TLOG), a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases, today announced that it has priced an underwritten public offering of 6.25 million shares of common stock at a price to the public of $4.00 per share.  The transaction is expected to close on May 6, 2015 and will result in gross proceeds to TetraLogic of $25 million.  The net proceeds to the Company, after deducting the underwriters’ discounts and other estimated offering expenses, will be approximately $23 million.  TetraLogic anticipates using the net proceeds from the offering for general corporate purposes, including working capital, continued development of its product candidate pipeline, acquisitions and other business opportunities.  TetraLogic has granted the underwriters a 30-day option to purchase up to an additional 937,500 shares of common stock.

William Blair & Company, L.L.C. and Nomura Securities International, Inc. are joint book-running managers for the offering.  WBB Securities is serving as the co-manager for the offering.

This offering is being conducted pursuant to a shelf registration statement that was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on January 15, 2015.  The offering is being made only by means of a prospectus supplement and accompanying prospectus, forming an effective part of the registration statement.  A preliminary prospectus supplement and the accompanying prospectus relating to these securities have been filed with the SEC and are available at the SEC’s website at www.sec.gov.  Before investing, you should read the prospectus supplement and the accompanying prospectus for information about TetraLogic and this offering.  Copies of the preliminary prospectus supplement, the final prospectus supplement (when available) and accompanying prospectus relating to these securities may also be obtained from William Blair & Company, L.L.C., Attention Prospectus Department, 222 West Adams Street, Chicago, Illinois 60606, by telephone at (800)-621-0687, or by email at prospectus@williamblair.com; or from Nomura Securities International, Inc., Attention: ECM Syndicate Department, 5th floor, 309 West 49th Street, New York, New York 10019, by telephone at (212) 667-9000, or by email at equitysyndicateamericas@nomura.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward Looking Statements

Some of the statements in this release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934

and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements relate to future events or TetraLogic’s pre-clinical and clinical development of birinapant, SHAPE and other clinical programs, future expectations, plans and prospects.  Although TetraLogic believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements.  TetraLogic has attempted to identify forward looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2015.  Any forward-looking statements contained in this release speak only as of its date.  We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACT:

Pete A. Meyers

Chief Financial Officer and Treasurer

TetraLogic Pharmaceuticals Corporation

(610) 889-9900, x103

pete.meyers@tlog.com